Akamai Technologies, Inc. Bonus Plan
    EXHIBIT 99.1

Performance Period: FY ____
Name:

Title:

This ___ Executive Bonus Plan sets forth your annual incentive bonus compensation for ____ based on the achievement of certain corporate performance objectives. In order to receive your ____ annual incentive bonus, you must be an employee in good standing throughout all of ____ and the objectives must be achieved, as described more thoroughly below. The Talent, Leadership & Compensation Committee of the Board of Directors (the “Compensation Committee”) will resolve all questions arising in the administration, interpretation and application of this plan, and the Compensation Committee’s determination will be final and binding on all concerned. Where permitted by applicable law, the Compensation Committee reserves the right to modify, at its discretion and at any time, the terms of this plan, including, but not limited to, the performance objectives, targets, and payouts.

Target bonus amount:	$________
To the extent earned, your bonus will be paid to you in fully-vested shares of Akamai common stock issued under the Akamai Technologies, Inc. 2013 Stock Incentive Plan, as amended. Any such payment shall be subject to applicable withholding requirements.
Performance Objectives/Targets

Your ____ annual incentive bonus is comprised of three components: (1) corporate financial performance during Fiscal Year ____ against a non-GAAP revenue target (50%) (the “Revenue Component”); (2) corporate financial performance during Fiscal Year ____ against a non-GAAP operating income target (50%) (the “Operating Income Component” and, together with the Revenue Component, the “Financial Components”); and (3) corporate performance against environmental, social and governance targets set forth in Schedule 2 (the “ESG Targets”).

The method for calculating corporate financial performance used to determine the Financial Components is described in the attached Schedule 1. In the event of any question as to whether the components of the Financial Components have been satisfied, the Compensation Committee shall make such determination. The Compensation Committee also has the authority to make downward discretionary changes to the payout amount. The amounts payable to you under the Financial Components are as follows:

Revenue Component
Akamai Performance Against
Target from Schedule 11        Target Amount ($M)        Amount Payable to You

90% of Target    $____    _                0% of Component
100% of Target:    $____    _                100% of Component
110% or greater of Target    $_____                200% of Component

1 For performance at intermediate percentages not specified, the amount paid shall be calculated based on where actual performance falls on the “slope” between the two identified tiers.

Akamai Technologies, Inc. Bonus Plan
Operating Income Component
Akamai Performance Against
Target from Schedule 11        Target Amount ($M)        Amount Payable to You

90% of Target    $___                    0% of Component
100% of Target:    $___                    100% of Component
110% or greater of Target    $___                    200% of Component

The amount earned based on achievement against the Financial Components (the “Base Bonus”) is then subject to a modifier of +/- 10% based on achievement against the ESG Targets (the “ESG Multiplier”). The modifier applicable to your Base Bonus is as follows:

Akamai Performance Against
Target from Schedule 2        Multiplier         Bonus Payable to You

90% or less of Target    -10%__                90% of Base Bonus
100% of Target:    None                    100% of Base Bonus
110% or greater of Target    __    +10%                110% of Base Bonus

Achievement may be between +/-10% as reflected in the ESG Multiplier calculation in Schedule 2.

The issuance of shares of Akamai common stock earned by you (less tax withholding) will be made to you promptly following the Compensation Committee’s written certification of the amount earned hereunder as described in the preceding paragraph. The number of shares issued upon achievement of your bonus will be calculated based on the closing sale price of the Akamai’s common stock on the date of such certification.

Acceptance:        __________________________            ________________
            F. Thomson Leighton                 Date

Approved by:        __________________________            ________________
            Anthony Williams                    Date
SCHEDULE 1

Akamai Technologies, Inc. Bonus Plan
CORPORATE FINANCIAL PERFORMANCE MEASUREMENT METHODOLOGY
A.    Overview; Definitions

    The target amount for payment at 100% of the Revenue Component is $_____ million. The target amount for payment at 100% of the Non-GAAP Operating Income Component is $___ million.

    For purposes of this Agreement, such metrics shall have the following meanings:

“Revenue” shall mean the Company’s consolidated revenue for fiscal year ____ calculated in accordance with generally accepted accounting principles in the United States (US) of America and adjusted for constant currency (defined as revenue denominated in US dollars plus revenue denominated in foreign currencies converted to US dollars at ____ budgeted foreign currency exchange rates) and other non-recurring or unusual items that may arise from time to time.

“Non-GAAP Operating Income” shall mean the Company’s consolidated annual operating income for fiscal year ____, which is income from operations before income taxes, interest income, interest expense and other income/expense, adjusted for items excluded by the Company in determining non-GAAP earnings including amortization of acquired intangible assets; stock-based compensation; amortization of capitalized stock-based compensation; amortization of capitalized interest expense; acquisition-related costs; restructuring charges; gains and losses on legal settlements; costs incurred with respect to Akamai's internal FCPA investigation ; and other non-recurring or unusual items that may arise from time to time. Non-GAAP operating income will be adjusted for constant currency.

    If, on December 31, ____, the Company is required to make periodic reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s consolidated financial statements filed with the Securities and Exchange Commission on Form 10-K shall constitute its “Public Company Financial Statements” and shall apply. If, on December 31, ____, the Company is not required to make periodic reports under the Exchange Act, the Company’s regularly prepared annual audited financial statements prepared by management shall be its “Private Company Financial Statements” and shall apply. The Public Company Financial Statements or Private Company Financial Statements, as applicable, may be referred to herein as the “____ Financial Statements.”

B.    Effect of an Acquisition or Disposition by Akamai

In the event that Akamai closes an Acquisition Transaction or Disposition Transaction during ____, the Compensation Committee shall make adjustments to affected performance targets to give effect to the expected impact on such targets of the applicable Acquisition Transaction or Disposition Transaction (including whether it is accretive or not) based on management’s good faith estimate of the projected impact as presented to the Board of Directors and/or Compensation Committee. An “Acquisition Transaction” means (i) the purchase of more than 50% of the voting power of an entity, (ii) any merger, reorganization, consolidation, recapitalization, business combination, liquidation, dissolution or share exchange involving Akamai and an entity not previously owned by Akamai, or (iii) the purchase or other acquisition (including, without limitation, via license outside of the ordinary course of business or joint venture) of assets that constitute more than 50% of another entity’s total assets or assets that account for more than 50% of the consolidated net revenues or net income of such entity. A “Disposition Transaction” means the sale of a division, business unit or set of business operations and/or related assets to a third party.

All determinations of the Compensation Committee regarding the estimated impact of an Acquisition Transaction shall be final, binding and non-appealable. The cumulative impact of all Acquisition Transactions shall be set forth in a statement delivered upon payment, if any, of the bonus contemplated by this plan. This plan shall be deemed to be automatically amended, without further action by the Company or the executive, to give effect to any adjustments required by this Section B.
SCHEDULE 2

Akamai Technologies, Inc. Bonus Plan
ESG TARGET MEASUREMENT METHODOLOGY

Metric	Weighting	Potential Score
Representation Goal	25%	+/- 0-2.5%
Inclusion Score Goal	25%	+/- 0-2.5%
Employee Engagement Score Goal	25%	+/- 0-2.5%
Sustainability Goal	25%	+/- 0-2.5%
The “Representation Goal” for 202_ is based on percentage improvement in female representation of __% to __% in the global employee base and percentage improvement of Black and Hispanic representation of _% to __ % in the U.S. employee base during the year.

The “Inclusion Score Goal” for 202_ is based on achievement of an inclusion score of __% to % as determined by an employee survey conducted in the second half of 202_.

The “Employee Engagement Score Goal” for 202_ is based on achievement of an employee engagement score of __% to __% as determined by an employee survey conducted in the second half of 202_.

The “Sustainability Goal” for 202__ is based on successful rollout of _______________________ in 202_.

The sum of the scores for each metric will be used to calculate the ESG Multiplier. Scores for each metric may be between 0 and +/- 2.5% based on partial over- or underachievement against targets. The Compensation Committee, in its sole discretion, will determine the achievement against the four metrics.

Sample calculation:

Metric	Weighting	Potential Score	Assessed Achievement	Score
Representation Goal	25%	+/- 0-2.5%	Greatly exceeded goals	+2.5
Inclusion Score Goal	25%	+/- 0-2.5%	Met goals	0
Employee Engagement Score Goal	25%	+/- 0-2.5%	Missed goals	-1
Sustainability Goal	25%	+/- 0-2.5%	Slightly exceeded goals	+0.5
Overall Achievement				+2.0
ESG Multiplier				102%

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